UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): February 21, 2017
EATON CORPORATION plc (Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.
At a meeting held on February 21, 2017, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance criteria that will be used to determine the aggregate maximum amount of 2017 incentive compensation awards under the Senior Executive Incentive Compensation Plan (the “Plan”). The Plan participants consist of the Chief Executive Officer of Eaton Corporation and certain other officers designated by the Committee. At the same meeting, the Committee established 2017 individual participant percentages of the aggregate incentive amount and individual incentive target amounts. Under the Plan, the Committee may use its discretion to reduce an individual participant’s share of the aggregate maximum amount based on the results relative to corporate and individual performance goals. For 2017, the aggregate maximum amount has been set by the Committee equal to 1.5% of the registrant’s 2017 net income. The individual percentage shares of the aggregate maximum amount for the current executive officers who were named in the summary compensation table of the registrant’s 2016 Proxy Statement (the “Named Executive Officers”) range from 7% to 20% (except to the extent such amount would exceed the cap on individual awards set forth in the Plan). Participants in the Plan are not eligible to participate in the Executive Incentive Compensation Plan, which covers the remaining officers and approximately 2,700 other employees.

At the meeting, the Committee also established individual targets and approved grants for the Company’s long-term performance-based incentive program (“ESIP”) performance share unit Award Period. The target award opportunities for the Named Executive Officers who will participate in the 2017-2019 Award Period range from 9,370 target performance share units to 51,340 target performance share units. The actual number of performance share units earned will depend upon the registrant’s total return to shareholders, assuming reinvestment of dividends (“TSR”), relative to that of a group of 20 peers approved by the Committee at the same meeting. Consistent with historical practices, awards under this plan can range from 0% to 200% of target.

2.
On February 22, 2017, Ms. Linda A. Hill informed the Chair of the Governance Committee of her intention not to stand for re-election at the upcoming Annual General Meeting of Shareholders (the “AGM”). Ms. Hill informed the Chair of the Governance Committee that she would not stand for re-election due to scheduling conflicts between her responsibilities as a director and her other commitments such as teaching and other academic responsibilities. She expressed her full support of the Board and management of the Company and emphasized that the decision was based solely on insurmountable schedule conflicts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION PLC

Date: February 24 , 2017	/s/ Thomas E. Moran
Thomas E. Moran
Senior Vice President and Secretary